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The following is a transcript of a conference call hosted by Acquicor Technology Inc. (“Acquicor”) and Jazz Semiconductor, Inc. (“Jazz Semiconductor”) on Wednesday, September 27, 2006 at 8:30 am EST to discuss the proposed merger of Jazz Semiconductor with a wholly-owned subsidiary of Acquicor. A webcast of the call will be archived and available at www.acquicor.com and www.jazzsemi.com for the next seven days.

This transcript discusses non-GAAP financial measures. Please refer to our filings with the Securities and Exchange Commission (“SEC”), including our press release filed on a Schedule 14A with the SEC yesterday, for the definitions and purpose of non-GAAP financial measures referred to herein and for a reconciliation to the most comparable GAAP financial measures.

Forward-looking Statements

This transcript, and other statements Acquicor or Jazz Semiconductor may make, including statements about the benefits of the proposed merger, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, with respect to Acquicor’s and Jazz Semiconductor’s future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “expect,” “anticipate,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

Forward-looking statements are based largely on expectations and projections about future events and future trends and are subject to numerous assumptions, risks and uncertainties, which change over time. Acquicor’s or Jazz Semiconductor’s actual results could differ materially from those anticipated in forward-looking statements and you should not place any undue reliance on such forward looking statements. Factors that could cause actual performance to differ from these forward-looking statements include the risks and uncertainties disclosed in Acquicor’s and Jazz Semiconductor’s filings with the SEC. Acquicor’s and Jazz Semiconductor’s filings with the SEC are accessible on the SEC’s website at http://www.sec.gov. Forward-looking statements speak only as of the date they are made. In particular, the anticipated timing and benefits of the consummation of the merger is uncertain and could be affected by many factors, including, without limitation, the following: (1) the scope and timing of SEC and other regulatory agency review, (2) Jazz Semiconductor’s future financial performance and (3) general economic and financial market conditions.

Additional Information and Where to Find It

In connection with the proposed merger and required stockholder approval, Acquicor intends to file with the SEC a proxy statement on Schedule 14A which will be mailed to the stockholders of Acquicor. INVESTORS AND SECURITY HOLDERS OF ACQUICOR ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The definitive proxy statement will be mailed to the stockholders as of a record date to be established for voting on the proposed merger. Investors and security holders will be able to obtain free copies of the proxy statement, as well as other filed materials containing information about Acquicor, at www.sec.gov, the SEC’s website. Investors may also access the proxy statement and the other materials at www.acquicor.com, or obtain copies of such material by request to Acquicor’s Corporate Secretary at: Acquicor Technology Inc., 4910 Birch Street, #102, Newport Beach, CA 92660.

Acquicor and its officers and directors may be deemed to have participated in the solicitation of proxies from Acquicor's stockholders in favor of the approval of the merger. Information concerning Acquicor's directors and executive officers is set forth in the publicly filed documents of Acquicor. Stockholders may obtain more detailed information regarding the direct and indirect interests of Acquicor and its directors and executive officers in the merger by reading the preliminary and definitive proxy statements regarding the merger, which will be filed with the SEC.

ThinkEquity Partners LLC, CRT Capital Group LLC, Wedbush Morgan Securities, GunnAllen Financial, Inc., the underwriters in Acquicor’s initial public offering, and Paul A. Pittman, a consultant to Acquicor and formerly a partner of ThinkEquity Partners LLC, may be deemed to be participants in the solicitation of proxies from Acquicor’s Stockholders in favor of the approval of the merger. Stockholders may obtain information concerning the direct and indirect interests of such parties in the merger by reading the preliminary and definitive proxy statements regarding the merger, which will be filed with the SEC.

Final Transcript

Conference Call Transcript AQR - Acquicor Technology Inc. and Jazz Semiconductor, Inc. Announce Merger Event Date/Time: Sep. 27. 2006 / 8:30AM ET

Final Transcript
Sep. 27. 2006 / 8:30AM ET, AQR - Acquicor Technology Inc. and Jazz Semiconductor, Inc. Announce Merger

CORPORATE PARTICIPANTS

Gil Amelio
Acquicor Technology Inc. - Chairman and CEO

Ellen Hancock
Acquicor Technology Inc. - President and Chief Operating Officer

Shu Li
Jazz Semiconductor - President and CEO

Paul Pittman
Acquicor Technology Inc. - Consultant

CONFERENCE CALL PARTICIPANTS

Alan Lowenstein
American Funds Investor - Analyst

Evan Greenberg
Meadowbrook Capital - Analyst

Craig Berger
Wedbush Morgan Securities - Analyst

Quinn Bolton
Needham & Company - Analyst

Aniel Ghandi
BAM - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the Acquicor Technology Conference Call. My name is Nicole, and I will be your coordinator for today.

[OPERATOR INSTRUCTIONS]

I would now like to turn the call over to Mr. Gil Amelio, Chairman and CEO of Acquicor. Please proceed, sir.

Gil Amelio - Acquicor Technology Inc. - Chairman and CEO

Good morning, everyone, and thank you for taking the time to join our call today on such short notice. I'm Gil Amelio, Chairman and CEO of Acquicor. With me on this conference call is Ellen Hancock, President and Chief Operating Officer of Acquicor and Shu Lee, President and CEO of Jazz Semiconductor. We're also joined here this morning by Paul Pittman, a consultant to Acquicor and former partner at ThinkEquity, one of the underwriters in our initial public offering and he's anticipated to serve as the CFO of the combined entity following the completion of the merger.

The purpose of this call is to discuss the merger between Acquicor technology and Jazz Semiconductor, which we announced via a joint press release yesterday afternoon. After the prepared comments, participants on the live call will have an opportunity to ask questions. The webcast of this call will be archived on the websites of Acquicor and Jazz Semiconductor for the next seven days.

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Final Transcript
Sep. 27. 2006 / 8:30AM ET, AQR - Acquicor Technology Inc. and Jazz Semiconductor, Inc. Announce Merger

Now for -- I have a brief Safe Harbor statement, so let me just say before we begin the discussion I'd like to remind you that some of the information we'll discuss during this call constitutes forward looking statements. Actual results could differ materially from our current expectations. Also we will be using a non-GAAP financial measure. To understand the risks associated with forward-looking statements along with reconciliation to a GAAP financial measure, please refer to the press release filed by us on a schedule 14A with the SEC yesterday.

We encourage you to read our proxy statement when it is filed with the SEC because it will contain important information about the merger, including information about the interest of certain persons that may be deemed to participate in the solicitation of proxies relating to the proposed transaction. Copies of our SEC filings are available for free at the SECs website and Acquicor's website www.acquicor.com. As you know, yesterday afternoon Acquicor and Jazz Semiconductor issued a press release announcing that we have entered into a merger statement - a merger agreement.

Jazz Semiconductor will merge with a wholly owned subsidiary of Acquicor in an all cash transaction valued at $260 million.The total purchase price is subject to adjustment based on Jazz's working capital at the time of closing, and is also subject to future [contingent] payments if a joint venture in Shanghai, called Shanghai Hua Hong NEC Electronics Company, or HHNEC is sold or floated in the public market.

Jazz's 10% stake in HHNEC is carried at a book value of $10 million. The merger agreement provides that Acquicor will share equally with the selling shareholders any proceeds from an HHNEC liquidity event that are in excess of $10 million. The merger has been approved by the board of directors of Acquicor and Jazz and by Jazz's shareholders. Upon completion of the merger, Jazz semi-conductor will be come a wholly owned subsidiary of Acquicor.

Let me briefly describe Acquicor. We are a publicly traded company formed for the purpose of consummating a business combination in the technology multimedia or networking sectors. Ellen Hancock, who is on this call, and Steve Wozniak founded the company with me. All of us have significant experience in the semiconductor industry and we are pleased that by focusing Acquicor's acquisition strategy in the semiconductor area we can truly leverage this expertise.

My track record includes serving as chairman and CEO of National Semiconductor and chairman and CEO of Apple Computer. Also from 1988 to 1991 I was president of a division of Rockwell International Corporation that was later spun off as Conexant Systems. In that capacity I was responsible for the operation of the manufacturing facility, which later became Jazz Semiconductor. This gives me a unique perspective on the company and its growth opportunities.

Ellen Hancock served as chairman and CEO of Exodus Communications, an Internet system and network management company. She was also the Chief Technical Officer at Apple Computer and the Chief Operating Officer of National Semiconductor Corporation. I had an opportunity to work closely with Ellen at these two companies. Ellen also held various managerial and executive positions at IBM from 1966 to 1995 including a Senior Vice President and Group Executive position.

Finally, I'm certain many of you have heard of Steve Wozniak, co-founder of Apple Computer, an author and a philanthropist. Steve's role in helping create the personal computer industry is well known. He is also an inductee of the inventor's hall of fame, thanks to his design of Apple's first personal computers.

We're all excited about today's transaction. Wee believe that Jazz Semiconductor is very well positioned to take advantage of growth opportunities for innovative specialty foundry services and of the trend towards disaggregation in the semiconductor industry. Jazz is very different from any other traditional semiconductor manufacturing facility, or FAB as is generally referred to in the industry.

We believe that Jazz's capabilities and intellectual property focus on some of the most powerful trends in today's technology world, towards smaller, faster devices that drive our new digital lifestyle. The receiver in your flat panel TV, communications electronics in your cell phone, the networking gear in your computer, they can all benefit from Jazz's technology.

We believe that Jazz will greatly benefit from the strong industry experience of the Acquicor team and from the access to the public markets that it will have following the completion of the transaction. We will provide you with a brief overview of our transaction plan -- or strategic plans for the merged entity later in this call. But now let me review some of the important aspects of the transaction itself. First of all, lets review our plans for funding the purchase price and transaction costs.

We intend to rely on two key sources for financing the transaction and providing additional capital for the growth and expansion of Jazz's business. One, of course is at - excuse me, one is of course cash in Acquicor's trust account. Acquicor raised, early this year, gross proceeds of $172.5 million through its initial public offering, and $164.3 million of that was placed in a trust account pending the completion of a business combination.

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Final Transcript
Sep. 27. 2006 / 8:30AM ET, AQR - Acquicor Technology Inc. and Jazz Semiconductor, Inc. Announce Merger

The other funding source is third party financing. Wachovia capital finance has provided a commitment letter for a $65 million credit facility for the merged entity. We will also use other financing sources as appropriate. In addition, if other financing is unavailable, the selling shareholders have agreed to provide up to $80 million of backstop, seller financing, to complete the transaction if necessary.

Lets turn to the leadership of the merged entity. Following the completion of the merger I will continue in my role as the Chief Executive Officer and Chairman of the Board of Acquicor, the parent company of Jazz Semiconductor. Ellen Hancock will continue to serve as Chief Operating Officer and President of Acquicor and Steve Wozniak will continue to serve as the Chief Technical Officer of Acquicor. I anticipate that Paul Pittman will be appointed as the CFO of the merged entity.

Shu Li, President and Chief Executive Officer of Jazz Semiconductor since 2002 will continue in his role as Chief Executive Officer of Jazz Semiconductor, supported by the Jazz Semiconductor management team. Prior to the spin off that originated Jazz, Shu was a Senior Vice President at Conexant, and was in management positions at Allied Signal Honeywell, Motorola, and Intel. He is a Harvard trained Ph.D. and a former member of the faculty of the University of Arizona.

Shu will continue to be in charge of the day-to-day operations of Jazz Semiconductor and will focus on building on Jazz Semiconductor's success. Acquicor's management will focus on growing the overall business by supporting Jazz management team and expanding into new markets.

At this time lets turn the call over to Shu Li who will tell you more about Jazz Semiconductor. Shu?

Shu Li - Jazz Semiconductor - President and CEO

Thank you, Gil. Let me start by saying that we believe this merger brings significant benefits to our customers, employee and shareholders. We are very excited about working with Acquicor team and together taking Jazz Semiconductor to the next stage of growth. Now a few words about Jazz Semiconductor. We are a private semiconductor wafer foundry based in Newport Beach California. Jazz was formed in 2002 as a joint venture between the Carlisle Group and the Connection, a leading semiconductor supplier.

We focused on specialty process technologies and served customers, targeting a wide range of high performance applications including wireless, optical networking, power management, storage, airspace defense and others. Currently we have a little over 800 employees. Our customer base includes some of the leading semiconductor companies such as Conexant, Skyworks, [Marbell], [Arp Neco] Devices, Texas Instrument, Rockwell Scientific and others.

Over the past four years our specialty process capability and customer base have grown considerably. We went from just a few customers at our inception in 2002 to over 300 design wins with more than 95 customers today. We expect the merger to provide Jazz with enhanced opportunity to build on strong foundations we have already established.

Our capital expenditure program is focused on expanding the -- and also fine-tune the production capacity at Newport Beach FAB. At the same time we're strengthening our relationship we have in place with ASMC and Wahong NEC in Shanghai China. Our Chinese manufacturing partners provide us with additional production capacity that we expect will support Jazz as we expand our customer base and production volumes.

As some of you might know, Jazz Semiconductor has filed an S-1 registration statement that was contemplating a near term initial public offering. When Jazz was approached by Acquicor, the significant benefits of working with the Acquicor team and pursuing the proposed merger with the public traded company became quite clear to us. We believe this path expedites our access to public markets to support our growth initiative and reduce market risks. While allowing Jazz management team to focus on running its business, Jazz will withdraw it's filing because of this.

And with this, I will turn to -- turn the call to Ellen Hancock who will walk you through some of the strategic initiatives that Acquicor envisions for the company post merger. Ellen?

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Final Transcript
Sep. 27. 2006 / 8:30AM ET, AQR - Acquicor Technology Inc. and Jazz Semiconductor, Inc. Announce Merger

Ellen Hancock - Acquicor Technology Inc. - President and Chief Operating Officer

Thank you, Shu. And so now that Shu has provided some key data points on Jazz semiconductor, let me give you a high level overview of the strategic initiatives that we planned to implement following the merger completion. We believe that Jazz products and technology are building blocks for taking advantage of convergence trends in the industry, and provide a solid foundation for expansion and growth.

It is important to recognize that Jazz is focused on specialty process analogue and mixed signal semiconductors, not pure standard digital semiconductors like some other large players in the semiconductor industry. Jazz has specialized processes, intellectual property and technology that we believe distinguishes it from some digital semi-conductor companies. We believe this provides Jazz with a real competitive edge.

Jazz's typical customers are seeking higher performance customized solutions that Jazz can address using its specialty processes, involving analogue technology or a combination of analogue and digital technology on a single device. This is something that many companies that solely use digital process technologies, such as CMOS, simply do not have the expertise, experience or technology to provide.

First, to capitalize on Jazz's strength, we expect to work on optimizing the manufacturing operations and really focus on enhancing the margins. We expect to achieve this through initiatives saying that increasing efficiencies at the current fabrication facility and by driving process and device innovations. Jazz has already been exploring opportunities for adding low cost manufacturing capacity while continuing production at the Newport FAB. We intend to keep pursuing these opportunities both domestically and internationally, as they would allow the company to serve a broader customer base.

Second, we plan to leverage Jazz's experience in specialty process technologies, which are designed for customers who seek to produce semiconductor devices that are more highly integrated, power efficient, feature rich and cost effective than those produced using standard process technologies such as digital CMOS. One of the things that made Jazz very attractive to us was their broad portfolio of process technologies including the most advanced silicon germanium process technology in production today.

Our plan is to continue focusing on specialty process technologies. In fact, we plan to review the existing portfolio to identify a number of focus areas and make them a priority from and R&D and investment standpoint. For example, we plan to expand Jazz Semiconductor participation in the IP convergence. Which is an area with a lot of growth potential in the coming year.

Finally, we may selectively consider modest acquisitions to enhance Jazz's position in analogue and mixed signal devices, begin potentially expanding Jazz's participation and that IP convergence that we believe will be a core strategy moving forward. So to summarize, we are very excited about leveraging Jazz's position as a pure play provider of the high-end specialty process technologies and their imperative customer base to take advantage of the latest market trends. We look forward to partnering with Jazz's management to achieve this vision.

And now, let me turn the call to Paul for a brief financial overview of Jazz. Paul?

Paul Pittman - Acquicor Technology Inc. - Consultant

Thank you, Ellen. For the first six months of 2006, Jazz Semiconductors unaudited, adjusted revenue and adjusted EBITDA, which I will define in a moment, were 116.6 million and 13.8 million respectively. Jazz Semiconductors adjusted revenue excludes permits revenue reported in accordance with GAAP, a non-recurring, non-cash charge associated with the termination of related party agreement that resulted in a decrease in revenue of 17.5 million in the first 6 months of 2006. In the same period Jazz Semiconductor reported unaudited GAAP revenues of 99.1 million.

For the first six months of 2006 Jazz Semiconductors unaudited GAAP operating loss and unaudited net loss were 15.5 and 15.4 million respectively. Again this included a net, non-recurring, non-cash charge of 16.3 million associated with the termination of that same related party agreement. Unaudited, depreciation and amortization expense for the first half of 2006 was 11.5 million. The unaudited operating loss of 15.5 million includes stock compensation expense, management fees paid by Jazz Semiconductor to the Carlisle Group, and Conexant that will be discontinued upon the closing of the merger.

Non-cash income associated with the legacy stock appreciation rights plan that will be fully concluded at the end of December 2006 and research and development expenses resulting from Jazz Semiconductors purchase of technology from PolarFab in December 2005, which are expected to be incurred through December 2006. These charges totaled approximately 1.5 million in the aggregate.

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Final Transcript
Sep. 27. 2006 / 8:30AM ET, AQR - Acquicor Technology Inc. and Jazz Semiconductor, Inc. Announce Merger

Adjusted EBITDA is defined as operating loss plus depreciation and amortization plus the one time -- that one time change of 16.3 million and the 1.5 million and other charges described above. For a reconciliation of adjusted EBITDA to operating loss please refer to yesterday's press release filed with the SEC where a detailed table of that reconciliation is contained in that press release.

Thank you, and if I can turn this back over to Gil.

Gil Amelio - Acquicor Technology Inc. - Chairman and CEO

Thank you, Paul. Let me conclude by highlighting the key points of our discussion today. First and foremost, both teams, Acquicor and Jazz are excited about this transaction and see tremendous potential in Jazz's business. Second, the expertise of both teams is crucial to fully realizing this potential. Shu Li has been running this business since 2002, and has achieved very impressive results in these last four years. We'll continue to work with him in implementing our joint strategic vision.

And I see the expertise of the Acquicor team as a catalyst that will allow us to make -- to take Jazz to the next level. Ellen and I have always been very hands on managers and we look forward to bringing our combined expertise to this new challenge. Finally, we shared with you very high-level strategic plans for the merged entity. But frankly, this is just the beginning.

Our teams are in process of developing a comprehensive road map for the company and we'll be ready to start the implementation on day one after the closing. We look forward to providing you with the regular updates on our successes on the quarterly earnings calls following the completion of the merger.

Lets open the call for questions now. Operator?

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Final Transcript
Sep. 27. 2006 / 8:30AM ET, AQR - Acquicor Technology Inc. and Jazz Semiconductor, Inc. Announce Merger

QUESTION AND ANSWER

Operator

[OPERATOR INSTRUCTIONS]

And your first question comes from the line of [Alan Lowenstein] with American Funds Investor. Please proceed.

Alan Lowenstein - American Funds Investor - Analyst

Thank you. Can you tell us how many people are employed by Jazz and how many people are in R&D?

Paul Pittman - Acquicor Technology Inc. - Consultant

Let me restate something that Shu said, he said that there's a little over 800 people in Jazz altogether, that does not include the Acquicor people that will be joining, but frankly that's not going to change that number all that much. Relative to R&D I'm going to let Shu answer that one.

Shu Li - Jazz Semiconductor - President and CEO

It's about 200 people.

Alan Lowenstein - American Funds Investor - Analyst

And what are the plans for expansion as we go forward?

Gil Amelio - Acquicor Technology Inc. - Chairman and CEO

Well, I think the first thing is that we want to focus on capacity expansion. The includes two -- two or three thrusts. One is, expansion right here in the primary facility and in Newport Beach. New capital equipment is being adding, a significant amount of investment is being made this year to increase the capacity. And over approximately the next year or so that FAB will come up to full capacity.

We -- the company also has partnerships with a -- as we mentioned, with a couple of Chinese facilities that we will use to continue to ramp the growth. But frankly over time we expect to be acquiring additional FAB capacity of our own and so that will be one of the things we're going to be looking for after the deal is done.

Alan Lowenstein - American Funds Investor - Analyst

Thank you.

Operator

And your next question comes from the line of Evan Greenberg with Meadowbrook Capital. Please proceed.

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Final Transcript
Sep. 27. 2006 / 8:30AM ET, AQR - Acquicor Technology Inc. and Jazz Semiconductor, Inc. Announce Merger

Evan Greenberg - Meadowbrook Capital - Analyst

Hi Gil, how are you?

Gil Amelio - Acquicor Technology Inc. - Chairman and CEO

Hi, Evan.

Evan Greenberg - Meadowbrook Capital - Analyst

That wasn't my question. I wanted to know what the market cap of the company would be and what the price to EBITDA was at the acquisition I guess. Based on the six months, I guess is it going to be about 27 million in EBITDA?

Paul Pittman - Acquicor Technology Inc. - Consultant

Yes, I think that -- this is Paul that would be a reasonable assumption for year-end numbers, the way that you approached it. And you can complete the calculation of a multiple on that basis. I'm sorry I missed the first part of your question.

Evan Greenberg - Meadowbrook Capital - Analyst

The share count to the all in -- shares and warrants, fully diluted basis, is there any stock involved in this deal as well or warrants --?

Paul Pittman - Acquicor Technology Inc. - Consultant

No, this transaction is an all cash merger. The combined company -- if you looked in our -- in the Acquicor original S-1 you would see the build up of our total share counts and warrants and that will be other than an option plan for employees, the entire capital of the company when the merger's complete. Which is how much? Do you know how many shares?

Evan Greenberg - Meadowbrook Capital - Analyst

Which is how much? Do you know how many shares?

Paul Pittman - Acquicor Technology Inc. - Consultant

We would -- there were 28,750,000 shares issued in the IPO, there were 333,000 in change issued in a private placement. And then there is as -- and I would refer you to the specific detail because its --

Evan Greenberg - Meadowbrook Capital - Analyst

That includes the warrants that share count?

Paul Pittman - Acquicor Technology Inc. - Consultant

No, I'll come to the warrants in one second.

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Final Transcript
Sep. 27. 2006 / 8:30AM ET, AQR - Acquicor Technology Inc. and Jazz Semiconductor, Inc. Announce Merger

Evan Greenberg - Meadowbrook Capital - Analyst

Okay.

Paul Pittman - Acquicor Technology Inc. - Consultant

There will also be an additional capital amount as is typical of all [SPAC] companies like this for the management carried interest that will -- that is in the share capital. So you'll see the exact total number in the table here. There is a final -- back to your warrant question. On each of the original -- on each of the original 28,750,000 units that were issued -- that was units issued. Each unit consisted of one share and two warrants.

Evan Greenberg - Meadowbrook Capital - Analyst

All right. So this is going to be quite a bit of warrant dilution here, but those warrants will exercise in the money cash and that cash --

Paul Pittman - Acquicor Technology Inc. - Consultant

Well, to explain the warrants again I'd refer you to the detail in our S-1, but the warrants, if you all recall, have two important features. Number one, is a $5 stock price, so these are relatively high cash income -- inflow at the time the warrants are actually exercised. Number one.

Number two, those warrants have a -- what I will loosely refer to as a call feature at $8.50 of common stock. So yes, there is a significant warrant component in this -- in our company. That being said, on a treasury method it is somewhat less significant than it might otherwise be.

Evan Greenberg - Meadowbrook Capital - Analyst

Okay, so the thing is, is you could potentially make another acquisition when the warrants are called because you'll have a lot of cash from those.

Paul Pittman - Acquicor Technology Inc. - Consultant

That would be -- that would be true.

Evan Greenberg - Meadowbrook Capital - Analyst

Okay. I mean those were the two main issues I wanted to get to. Thanks a lot.

Paul Pittman - Acquicor Technology Inc. - Consultant

Thank you.

Operator

Your next question comes from the line of Craig Berger with Wedbush Morgan Securities. Please proceed.

Craig Berger - Wedbush Morgan Securities - Analyst

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Final Transcript
Sep. 27. 2006 / 8:30AM ET, AQR - Acquicor Technology Inc. and Jazz Semiconductor, Inc. Announce Merger

Good morning, thanks for taking my question and congrats on picking up Jazz Semi.

Basically my question is on the margin structure for the business, how do you - what do you see as the model gross and operating margins and I'm asking that within the context of kind of sub 20% gross margins on a seemingly high equipment utilization basis at the Newport facility. Thank you.

Gil Amelio - Acquicor Technology Inc. - Chairman and CEO

Well, I'm going to make a few comments relative to the thinking we went through on evaluating this deal, but then I'll let Shu Li chime in with his more intimate perspective on that. This -- first of all, we expect this business model to be similar to, but not necessarily identical to other foundry businesses. So you can look at some of those other foundry businesses like UMC, TSMC, Chartered and so forth, for a sort of comps if you'd like to do that. And I think that will give you -- put you in the right ballpark.

However we see that the fact that the wafers that are being made at Jazz are not truly commodity wafers, they're based on some highly differentiated special technologies. We think this will help us as we get to full capacity utilization, get the gross margins up and frankly I fully expect that as the -- as the FAB becomes fully utilized we will move north of that 20% kind of number into better territory. And that's not unlike what other foundries, some other foundries have done, but that's what my expectation to be.

So I -- I guess what I would say is I would expect the gross margin to steadily and continuously improve as we scale the business. I also want to point one -- another thing out and that is that the process technology we used does not require the most leading edge FABs, that is the geometries are generally one or two generations behind the leading edge. And that allows us to be more capital efficient. And -- which is another nice feature of this particular model. So I think in general we will be comparable to and hopefully over time, better than our peer group in the foundry business. Shu?

Shu Li - Jazz Semiconductor - President and CEO

Yes, just make a few points. First of all, the last few years our focus is mainly on transition in the company. Just recall our company four years ago when we just started, we were a captive manufacturing site and we had a single customer, [So Conexant]. And over the few years, our focus has to be finding out new customers. So at the end of today we actually stand out more than 95 customers and lots of design wins.

So transition in the company has been the focus of the last few years and now we are at the different stage, so we are focusing on more financial performance. The second point I want to make is on the price point of view, we are actually relatively at the high end of the price in terms of wafer selling price. Cost wise, as you know, Newport Beach is one of the highest cost areas, so we are relatively higher on cost compared with Asia - actually quite a bit higher as you can imagine.

So if you look at the business, our strategy is to saturate Newport Beach, and then put all our growth to low cost areas. So with that you're going to see that going to have tremendous margin benefit as the company grows.

Craig Berger - Wedbush Morgan Securities - Analyst

Excellent. Thank you for that insight. Let me ask 1 more and then I'll re-queue. Basically, can you address the formation customers issue? I guess formation customers are still about 60% of revenues. Do the -- are those customers planning on sticking with the Jazz Semi production team or moving away, how do you see that trending in coming years?

Shu Li - Jazz Semiconductor - President and CEO

Formation customers is actually much less than 50% of the total revenue as of today. So we have definitely grown the new customers, post formation customer dramatically. And that trend is going to continue. As far as the -- whether they're going to stay with us, definitely the formation customer has moved, the majority of their digital CMOS, which require pretty standard process and many other foundry can do.

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Final Transcript
Sep. 27. 2006 / 8:30AM ET, AQR - Acquicor Technology Inc. and Jazz Semiconductor, Inc. Announce Merger

They have by in large moved most of that out of Jazz, what's remaining are more specialty processes that Jazz is very unique about. And they also recognize that there's pay cut in their shift long term to work with us on specialty processes. So they will continue to be our very important customers going forward.

Craig Berger - Wedbush Morgan Securities - Analyst

Great. Thank you, very much.

Operator

[OPERATOR INSTRUCTIONS]

And your next question comes from the line of Quinn Bolton with Needham & Company. Please proceed.

Quinn Bolton - Needham & Company - Analyst

Thanks. Good morning. First question for Gil and Ellen. Just wondering at that sort of Acquicor level, as you look out for acquisitions. Are you now focused on the foundry business or will you also consider other acquisitions than just sort of the broader technology markets that you identified in your S-1.

Gil Amelio - Acquicor Technology Inc. - Chairman and CEO

Let me say that the strategy today of the business is to focus on foundry. We want to obviously grow this business over time and broaden our presence in the marketplace, but I would say our first priority is to make sure that we have the foundation capacity necessary to be able to adequately serve the many diversified processes that the customers want and use our ability -- our acquisition ability, if you want to call it that.

To be able to pick up complimentary technologies and complimentary facilities that help make that expansion real. As far as moving into new segments, obviously as the business grows we'll always consider those kinds of options, but frankly, at this time, there are no plans to go beyond the strategy that's immediately in front of us.

Quinn Bolton - Needham & Company - Analyst

Okay, and then as sort of a follow on question or [goading] acquisition strategy. There are a number of smaller analogue foundries in the market, would you consider sort of looking at those as acquisition targets or alternatively are you looking for sort of eight inch FABs in Asia, which may be for sale, sort of similar to the [on] semiconductor purchase at aggression facility from LSI and just looking to pick up manufacturing facilities over time in Asia to get a lower cost production capability.

Gil Amelio - Acquicor Technology Inc. - Chairman and CEO

I think we're interested in both.

Quinn Bolton - Needham & Company - Analyst

Okay. And then a question for Shu. Can you just give us an update - you'd mentioned that the formation customers are now less than 50% of sales, but can you talk a little bit about where the specialty processes are as a percent of revenues versus standard CMOS? And how much room do you have to continue to increase specialty process capability at Newport Beach? I thought that there was always going to be some standard CMOS in Newport just because of the way the process flowed.

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Final Transcript
Sep. 27. 2006 / 8:30AM ET, AQR - Acquicor Technology Inc. and Jazz Semiconductor, Inc. Announce Merger

Shu Li - Jazz Semiconductor - President and CEO

Yes, the specialty process I about 70 to 80% now. So it's quite heavily loaded for specialty process. We do have some CMOS feelers, like any FAB you're trying to look for some feelers. We're trying to convert most of the feeler activity into the power management as you know, we just acquired PolarFab technology and in the BCD area we are [ramping] all of FAB customer rapidly so we can just fill our FAB with lots of part management [stats] which also considered to be specialty processes in the more standard analog areas.

Quinn Bolton - Needham & Company - Analyst

Okay, so the FAB [filler] moves from kind of standard CMOS over to the [Polar BCD] or analog part management processes over time.

Shu Li - Jazz Semiconductor - President and CEO

That's right.

Quinn Bolton - Needham & Company - Analyst

And then lastly, can you just talk about sort of what the wafer start capability at Newport Beach is and you talked about accelerating sort of capacity additions at Newport Beach, where do you see that going now that you're part of Acquicor.

Shu Li - Jazz Semiconductor - President and CEO

Well Newport Beach has - its physical limitation in terms of what's the maximum capacity we can expend. So this year we have invested a almost last round of major expansion in Newport Beach.

With that, if you talk about standard CMOS [equivalent] because just bare in mind we manufacture very specialized wafers, so it's really difficult to talk about apple-to-apple comparison with other standard fund terminology. However if you need a more CMOS equivalent, standard CMOS equivalent terminology, after this expansion we should - towards the end of the year we should be at about 25,000 wafer a month type of capacity.

Quinn Bolton - Needham & Company - Analyst

Okay. And then lastly, any comments just how the revenues are trending for the second half of the year? I know you reported 116.6 million top line in first half, should that number continue to grow in the second half or can you just comment about sort of what you see in terms of the business outlook?

Paul Pittman - Acquicor Technology Inc. - Consultant

Quinn, this is Paul. I think that the second half of the year should continue to stay on pace with the first half of the year. And so if you thought about it as just a continuation of the kind of results you saw in the first half, that'd be a good way to look at it.

Quinn Bolton - Needham & Company - Analyst

Okay great. Thanks.

Operator

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Final Transcript
Sep. 27. 2006 / 8:30AM ET, AQR - Acquicor Technology Inc. and Jazz Semiconductor, Inc. Announce Merger

and your next question comes from the line of [Aniel Ghandi] with [BAM]. Please proceed.

Aniel Ghandi - BAM - Analyst

Hey guys. Two quick questions. Just wanted to follow up on the seasonality [in the] business, and the second question is if you guys can talk through kind of how you guys are thinking about industry growth rates going forward, like in '07 and '08.

Gil Amelio - Acquicor Technology Inc. - Chairman and CEO

Aniel, could you mention -- re-mention the first part of your question? I missed it.

Aniel Ghandi - BAM - Analyst

Sure, yes, no problem. I just wanted to kind of run through the seasonality in the business and how I should be thinking about that.

Gil Amelio - Acquicor Technology Inc. - Chairman and CEO

Yes I think the season -- this business is the semiconductor business and I do not see the seasonality trends being dramatically different than the industry as a whole. Although I will say that it appears that in the area of specialty processes they seem to be less cyclical than you would find for say standard digital CMOS, because of the uniqueness of the process and because frankly the markets that the company is serving are the markets that tend to be growing faster than the overall industry. And so for that reason I would say, while there's a background cyclicality this business is probably slightly less cyclical than the industry as a whole.

Aniel Ghandi - BAM - Analyst

Great.

Operator

And you have a follow up question from the line of Craig Berger with Wedbush Morgan Security.

Craig Berger - Wedbush Morgan Securities - Analyst

Hi, there. If we look at your -- should we be looking at the designs in volume production or the pre-volume production design wins to gauge future revenue growth?

Shu Li - Jazz Semiconductor - President and CEO

Right now we have significant pipeline in design wins. As I mentioned earlier, we have about 400 design wins and only a small part of that is in production. So, because -- just remember Jazz has only four year history, and usually in our designs from the time people start to commit design to the time being to ramping production is about 24 months, or even more.

So we start to sign up customers in the first couple years and then people start to design. So this is the time that a lot of designs start to enter production. So we still have a very, very healthy pipeline going into production in the next couple years.

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Final Transcript
Sep. 27. 2006 / 8:30AM ET, AQR - Acquicor Technology Inc. and Jazz Semiconductor, Inc. Announce Merger

Craig Berger - Wedbush Morgan Securities - Analyst

Are you able to quantify how many new designs you'd expect to go into volume production in say the next six or 12 months?

Shu Li - Jazz Semiconductor - President and CEO

It's very difficult to -- as you know, the sheer number of design wins is huge and if you just consider each -- since each design win in our terminology, is a distinctive product. And just behind of that is just must be a least 10 designers. Just think about how many designers are designing into Jazz product and how much total investment is invested in this.

However, as you know, its very difficult to gauge whether design going to be accepted in the marketplace. So it's very difficult to estimate. But all we know is we have lots of stuff rolling into production and some of them going to win. And a lot of them competing with each other because of we are foundry, we serve competing customers.

Craig Berger - Wedbush Morgan Securities - Analyst

Okay. Thank you. Separately, can you -- can you discuss -- and I know you mentioned you've got exposure to wireless, wireline consumer and other markets, but can you discuss kind of what is your specific end market split? And, are there any particular high volume applications that are driving a majority of the business, or a significant piece of the business? Thanks.

Shu Li - Jazz Semiconductor - President and CEO

Our biggest market segment is in wireless. And within wireless the biggest one is in cellular phone. The second biggest one is in wireless LAN. And then our next segment is consumer, such as gaming, such as set top box, [inaudible] tuners, that kind of applications. And then it would be networking, aerospace defense. And our fastest growing segment is going to be in [apart] management.

Craig Berger - Wedbush Morgan Securities - Analyst

Great. Thank you.

Operator

There are no further questions at this time. I would now like to turn the call back over to management.

Gil Amelio - Acquicor Technology Inc. - Chairman and CEO

Well, first of all I want to thank everyone for joining us on the call this morning. This, as we said earlier this call, will be posted on our respective websites. For those of you who may have joined late, you can go and listen back to the early portions of it. The -- we're again, very excited about this transaction, and we believe that it provides a great foundation for us to focus on the important emerging markets of today. And we intend to build on that momentum and that focus. So, thank you all again for joining us, and have a nice day.

Operator

Thank you for your participation in today's conference, this concludes the presentation. You may now disconnect. Good day.

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Final Transcript
Sep. 27. 2006 / 8:30AM ET, AQR - Acquicor Technology Inc. and Jazz Semiconductor, Inc. Announce Merger

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